UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

United States Steel Corporation

(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA BELLATOR FUND, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA HOLDINGS GROUP, LLC

FREDRICK D. DISANTO

JAMIE BOYCHUK

ROBERT P. FISHER, JR.

DR. JAMES K. HAYES

ALAN KESTENBAUM

ROGER K. NEWPORT

SHELLEY Y. SIMMS

PETER T. THOMAS

DAVID J. URBAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora’s slate of director nominees at the 2025 annual meeting of stockholders (the “Annual Meeting”) of United States Steel Corporation, a Delaware corporation (the “Company”).

Item 1: On February 17, 2025, Ancora delivered a books and records request letter to Company’s Board pursuant to Section 220 of the Delaware General Corporation Law, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2: On February 18, 2025, Ancora issued the following press release, announcing its submission of a books and records request letter to Company’s Board pursuant to Section 220 of the Delaware General Corporation Law, and an upcoming conference call featuring James Chadwick, President of Ancora Alternatives LLC, and Alan Kestenbaum, a director nominee of Ancora.

Ancora Announces Investor Conference Call and Releases 220 Demand Letter Sent to the Board of Directors of U.S. Steel

Ancora and Proposed CEO Alan Kestenbaum to Hold Investor Call and Q&A Session Tomorrow, February 19th, at 10:00 a.m. Eastern – Register at https://bit.ly/AncoraXInvestorWebinar

Pursuant to Section 220 of Delaware Law, Ancora has Submitted a Books and Records Request Related to Issues That Include U.S. Steel’s Futile, Wasteful Efforts to Revive the Dead Sale to Nippon

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings Group, LLC (collectively with its affiliates, “Ancora” or “we”), a shareholder of United States Steel Corporation (NYSE: X) (“U.S. Steel” or the “Company”), today announced it will host a live investor conference call entitled, “A U.S. Solution for U.S. Steel.” The call will be hosted by James Chadwick, President of Ancora Alternatives LLC, and Alan Kestenbaum, CEO candidate and the architect of the legendary turnaround of Stelco Holdings Inc. (formerly TSX: STLC), who will provide analysis and take questions. The call takes place tomorrow, February 19th, at 10:00 a.m. Eastern. Register and join at https://bit.ly/AncoraXInvestorWebinar.

As a reminder, Ancora recently nominated nine highly qualified, independent candidates for election to U.S. Steel’s Board of Directors (the “Board”) at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). In connection with its campaign, the firm has independently submitted a books and records request letter to U.S. Steel’s Board, pursuant to Section 220 of the Delaware General Corporation Law. The letter seeks to help Ancora achieve the following:

1.	Investigate whether U.S. Steel’s Board and management breached their fiduciary duties by, among other things, wasting corporate resources and carrying out a potentially disloyal pursuit of the seemingly dead transaction with Nippon Steel Corporation.

2.	Investigate potential wrongdoing with respect to insider trading on the part of insiders, including CEO David Burritt, around the time in which U.S. Steel was assessing transaction options in 2023. Ancora has never before seen an executive put in place a 10b5-1 plan, with trigger prices in the neighborhood of subsequently submitted bids, during what appears to have been a fluid review of strategic options.

3.	Investigate whether the Board is violating its duty of loyalty by taking actions to improperly entrench itself ahead of the Annual Meeting.

4.	Assess whether to take action in response to the results of the investigation, including potential litigation against U.S. Steel and Mr. Burritt, amongst others.

5.	Enhance communication with other shareholders regarding relevant matters, so that other shareholders may effectively address any mismanagement, improper conduct or breach of fiduciary duties.

A copy of the letter can be found at www.MakeUSSteelGreatAgain.com

About Ancora

Founded in 2003, Ancora Holdings Group, LLC offers integrated investment advisory, wealth management, retirement plan services and insurance solutions to individuals and institutions across the United States. The firm is a long-term supporter of union labor and has a history of working with union groups and public pension plans to deliver long-term value. Ancora’s comprehensive service offering is complemented by a dedicated team that has the breadth of expertise and operational structure of a global institution, with the responsiveness and flexibility of a boutique firm. Ancora Alternatives is the alternative asset management division of Ancora Holdings Group, investing across three primary strategies: activism, multi-strategy and commodities. For more information about Ancora Alternatives, please visit https://www.ancoraalts.com/.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), together with the other participants named herein, intend to file a preliminary proxy statement and accompanying universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Ancora Catalyst Institutional’s slate of highly-qualified director nominees at the 2025 annual meeting of stockholders of United States Steel Corporation, a Delaware corporation (the “Company”).

ANCORA CATALYST INSTITUTIONAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Ancora Catalyst Institutional, Ancora Bellator Fund, LP (“Ancora Bellator”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Alternatives LLC, (“Ancora Alternatives”), Ancora Holdings Group, LLC (“Ancora Holdings”), Fredrick D. DiSanto, Jamie Boychuk, Robert P. Fisher, Jr., Dr. James K. Hayes, Alan Kestenbaum, Roger K. Newport, Shelley Y. Simms, Peter T. Thomas, and David J. Urban.

As of the date hereof, Ancora Catalyst Institutional directly beneficially owns 121,589 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company, 100 shares of which are held in record name. As of the date hereof, Ancora Bellator directly beneficially owns 62,384 shares of Common Stock. As of the date hereof, Ancora Catalyst directly beneficially owns 12,831 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly beneficially owns 123,075 shares of Common Stock. As of the date hereof, Ancora Merlin directly beneficially owns 11,165 shares of Common Stock. As the investment advisor and general partner to each of Ancora Catalyst Institutional, Ancora Bellator, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin and certain separately managed accounts (the “Ancora Alternatives SMAs”), Ancora Alternatives may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock beneficially owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As the sole member of Ancora Alternatives, Ancora Holdings may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin, and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 121,589 shares of Common Stock beneficially owned directly by Ancora Catalyst Institutional, 12,831 shares of Common Stock owned directly by Ancora Catalyst, 62,384 shares of Common Stock beneficially owned directly by Ancora Bellator, 123,075 shares of Common Stock beneficially owned directly by Ancora Merlin Institutional, 11,165 shares of Common Stock beneficially owned directly by Ancora Merlin, and 137,453 shares of Common Stock held in the Ancora Alternatives SMAs. As of the date hereof, Messrs. Boychuk, Fisher, Kestenbaum, Newport, Thomas, and Urban, Dr. Hayes and Ms. Simms do not beneficially own any shares of Common Stock.

Contacts

Longacre Square Partners LLC
Greg Marose / Ashley Areopagita, 646-386-0091
ckiaie@longacresquare.com / aareopagita@longacresquare.com

Saratoga Proxy Consulting LLC
John Ferguson / Joseph Mills, 212-257-1311
info@saratogaproxy.com

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